As filed with the Securities and Exchange Commission on September 3, 2004.
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________
                               Semtech Corporation
             (Exact name of registrant as specified in its charter)

               Delaware                                         95-2119684
     (State or other jurisdiction                             (IRS Employer
   of incorporation or organization)                      Identification Number)

           200 Flynn Road, Camarillo, California 93012 (805) 498-2111
                    (Address of Principal Executive Offices)

                        Non-Qualified Stock Option Grants

                            (Full title of the plan)


                 Jason L. Carlson                                             Copies to:
       President & Chief Executive Officer                            Robert A. Miller, Jr., Esq.
               Semtech Corporation                               Paul, Hastings, Janofsky & Walker LLP
                  200 Flynn Road                                        515 South Flower Street
           Camarillo, California 93012                               Los Angeles, California 90071
                  (805) 498-2111                                            (213) 683-6000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)



                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    Title of Securities            Amount to be        Proposed Maximum               Proposed Maximum                Amount of
     to be Registered              Registered(2)   Offering Price Per Share(1)(2) Aggregate Offering Price(1)(2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value       550,000              $18.46                      $10,153,000.00                $1,286.39
====================================================================================================================================

     (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended based on the average of the high and low prices as quoted on NASDAQ August 30, 2004 of $18.46 per share.

     (2) Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares as may be issued under the terms of the Long-Term Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                  PART II(1)/

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

           The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 25, 2004, filed on April 9, 2004 with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2004, filed with the Commission on June 4, 2004;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 25, 2004, filed with the Commission on September 3, 2004;

     (d) The Registrant's Current Report on Form 8-K, filed with the Commission on August 24, 2004;

     (e) The Registrant's Current Report on Form 8-K, filed with the Commission on July 7, 2004;

     (f) The Registrant's Current Report on Form 8-K, filed with the Commission on May 25, 2004;

     (g) The Registrant's Current Report on Form 8-K, filed with the Commission on April 20, 2004;

     (h) The Registrant's two Current Reports on Form 8-K, each filed with the Commission on February 24, 2004.

     (i) The description of the Company's common stock contained in the Company's Registration Statement under the Exchange Act on Form 8-A filed with the Commission, including any amendments or reports filed for the purpose of updating the description of such common stock.

           In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Items 4. Description of Securities

           Not applicable; the class of securities to be offered is registered under Section 12 of the Securities and Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel

           Not applicable.


-----------------------
1/ Information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to each optionee and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers

           Article VII of the Company's Bylaws, as amended, provides for indemnification of officers, directors, agents and employees of the Company generally consistent with the provisions of Section 145 of the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

           As permitted by Section 102 of the Delaware General Corporation Law, the Company's stockholders have approved and incorporated provisions into the Company's Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to the Company and the Company's stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Company or the Company's stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

           The Company has entered into indemnification agreements with the Company's directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or the Company's directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

           The above discussion of the Company's Bylaws, Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Certificate of Incorporation, and statute.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits

Exhibit
-------

4.1 Stock Option Award Agreement (Inducement Option) between the Registrant and Jason Carlson dated November 4, 2002 (incorporated by reference to Exhibit
     10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2002, filed with the Commission on December 11,
     2002).
4.2 Stock Option Award Agreement (Inducement Option) between the Registrant and Anthony E. Giraudo dated April 19, 2004 (incorporated by reference to
     Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2004, filed with the Commission on June 4,
     2004).
5.1  Opinion of counsel as to legality of securities being registered.
23.1 Consent of independent registered public accounting firm.
23.2 Consent of counsel (included in Exhibit 5.1).
24.1 Power of Attorney (included herein on the signature page).

Item 9.  Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on September 3, 2004.

                                       SEMTECH CORPORATION


                                       By:/s/ Jason L. Carlson
                                          --------------------------------------
                                                Jason L. Carlson, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jason L. Carlson and David G. Franz, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                                                  Date
             ---------                                    -----                                                  ----

/s/ Jason L. Carlson                       President, Chief Executive Officer,                      September 3, 2004
--------------------------------                      and Director
Jason L. Carlson                              (Principal Executive Officer)


/s/ David G. Franz, Jr.                          Vice President-Finance,                              August 31, 2004
--------------------------------                 Chief Financial Officer
David G. Franz, Jr.                    (Principal Financial and Accounting Officer)


/s/ John D. Poe                             Chairman of the Board and Director                        August 31, 2004
--------------------------------
John D. Poe


/s/ Glen M. Antle                                        Director                                     August 31, 2004
--------------------------------
Glen M. Antle


/s/ James P. Burra                                       Director                                     August 31, 2004
--------------------------------
James P. Burra


/s/ Rockell N. Hankin                                    Director                                     August 31, 2004
--------------------------------
Rockell N. Hankin


/s/ James T. Lindstrom                                   Director                                     August 31, 2004
--------------------------------
James T. Lindstrom


/s/ John L. Piotrowski                                   Director                                     August 31, 2004
--------------------------------
John L. Piotrowski


/s/ James T. Schraith                                    Director                                     August 31, 2004
--------------------------------
James T. Schraith

                                  EXHIBIT INDEX

Exhibit
-------

4.1 Stock Option Award Agreement (Inducement Option) between the Registrant and Jason Carlson dated November 4, 2002 (incorporated by reference to Exhibit
     10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2002, filed with the Commission on December 11,
     2002).
4.2 Stock Option Award Agreement (Inducement Option) between the Registrant and Anthony E. Giraudo dated April 19, 2004 (incorporated by reference to
     Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2004, filed with the Commission on June 4,
     2004).
5.1  Opinion of counsel as to legality of securities being registered.
23.1 Consent of independent registered public accounting firm.
23.2 Consent of counsel (included in Exhibit 5.1).
24.1 Power of Attorney (included herein on the signature page).